                                                                     EXHIBIT 2.6

================================================================================


                           Nexell Therapeutics Inc.



                             Securities Agreement



                         Dated as of November 24, 1999



         63,000 Shares Series B Cumulative Convertible Preferred Stock
                   Class A Warrants to Purchase Common Stock
                   Class B Warrants to Purchase Common Stock

                                      and

                           Put Right Certificates by
                           Baxter International Inc.


================================================================================

                               Table of Contents

Section                                                Heading                                                   Page
Section 1.                 Issue and Sale of Series B Preferred Stock; Put
                           Rights; Warrants; Commitment; Closing Date..........................................   1

       Section 1.01.       Creation and Description of Series B Preferred Stock................................   1
       Section 1.02.       Put Rights..........................................................................   2
       Section 1.03.       Warrants to Purchase Common Stock...................................................   2
       Section 1.04.       Sale of Subject Securities; Closing Date............................................   3
       Section 1.05.       Forms of Subject Securities.........................................................   3
       Section 1.06.       Failure to Deliver..................................................................   3
       Section 1.07.       Several Obligations.................................................................   3
       Section 1.08.       Certain Tax Treatment of Series B Preferred Stock...................................   4

Section 2.                 Representations.....................................................................   4

       Section 2.01.       Representations of the Purchasers...................................................   4
       Section 2.02.       Representations of the Company......................................................   5

Section 3.                 Closing Conditions..................................................................   6

       Section 3.01.       Execution of Documents..............................................................   6
       Section 3.02.       Company Closing Certificate.........................................................   6
       Section 3.03.       Certificate of Designation..........................................................   6
       Section 3.04.       Legal Opinions......................................................................   6
       Section 3.05.       Concurrent Sale of Subject Securities...............................................   7
       Section 3.06.       Corporate Existence and Authority...................................................   7
       Section 3.07.       Charter and By-laws.................................................................   7
       Section 3.08.       Consent of Holders of Other Securities..............................................   7
       Section 3.09.       Use of Proceeds.....................................................................   7
       Section 3.10.       Private Placement Number............................................................   7
       Section 3.11.       Funding Instructions................................................................   7
       Section 3.12.       Special Counsel Fees................................................................   8
       Section 3.13.       Legality of Investment..............................................................   8
       Section 3.14.       Proceedings and Documents...........................................................   8
       Section 3.15.       Waiver of Conditions................................................................   8

Section 4.                 Covenants of the Company............................................................   8

       Section 4.01.       Reports and Rights of Inspection....................................................   8
       Section 4.02.       Use of Proceeds.....................................................................  11
       Section 4.03.       Corporate Existence; SEC Reporting Status...........................................  11
       Section 4.04.       Properties, Business, Insurance.....................................................  12
       Section 4.05.       Taxes, Claims for Labor and Materials...............................................  12
       Section 4.06.       Maintenance, Etc....................................................................  12
       Section 4.07.       Compliance with Laws................................................................  12

       Section 4.08.       Restrictive Agreements Prohibited...................................................  13
       Section 4.09.       Reservation of Common Stock.........................................................  13
       Section 4.10.       Transactions With Affiliates........................................................  14
       Section 4.11.       Nature of Business..................................................................  14
       Section 4.12.       Purchase of Securities..............................................................  14
       Section 4.13.       Mergers, Consolidations and Sales of Assets.........................................  14
       Section 4.14.       Amendments to Certain Agreements....................................................  15
       Section 4.15.       Remedies and Default................................................................  15

Section 5.                 Purchasers' Special Rights..........................................................  16

       Section 5.01.       Direct Payment......................................................................  16
       Section 5.02.       Delivery Expense....................................................................  17
       Section 5.03.       Taxes...............................................................................  17
       Section 5.04.       Replacement of Series B Preferred Stock Certificates................................  17
       Section 5.05.       Exchange of Series B Preferred Stock Certificates...................................  17
       Section 5.06.       Register............................................................................  18

Section 6.                 Amendments, Modifications and Waivers...............................................  19

       Section 6.01.       Consent Required....................................................................  19
       Section 6.02.       Solicitation of Holders.............................................................  19
       Section 6.03.       Effect of Amendment or Waiver.......................................................  20

Section 7.                 Interpretation of Agreement.........................................................  20

       Section 7.01.       Certain Definitions.................................................................  20
       Section 7.02.       Accounting Principles...............................................................  25

Section 8.                 Miscellaneous.......................................................................  26

       Section 8.01.       Expenses............................................................................  26
       Section 8.02.       Legends on Series B Preferred Stock Certificates....................................  26
       Section 8.03.       Notices.............................................................................  27
       Section 8.04.       Successors and Assigns..............................................................  27
       Section 8.05.       Survival of Covenants and Representations...........................................  28
       Section 8.06.       Severability........................................................................  28
       Section 8.07.       Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.....................  28
       Section 8.08.       Captions............................................................................  29
       Section 8.09.       Counterparts........................................................................  29

Signature Page.................................................................................................  30

Exhibits to Securities Agreement:

Exhibit A      --     Form of Certificate of Designation
Exhibit B      --     Form of Put Right Certificate
Exhibit C-1    --     Form of Class A Warrant
Exhibit C-2    --     Form of Class B Warrant
Exhibit D      --     Form of Closing Certificate
Exhibit E      --     Form of Closing Opinion of Counsel to the Company
Exhibit F      --     Form of Closing Opinion of Counsel to Baxter
Exhibit G      --     Form of Closing Opinion of Special Counsel to the
                      Purchasers

                           Nexell Therapeutics Inc.
                                   9 Parker
                           Irvine, California 92618


                             Securities Agreement

         63,000 Shares Series B Cumulative Convertible Preferred Stock
                   Class A Warrants to Purchase Common Stock
                                      and
                   Class B Warrants to Purchase Common Stock

                                                                     Dated as of
                                                               November 24, 1999


To the Purchasers Named in Schedule I
to this Agreement

Ladies and Gentlemen:

     Nexell Therapeutics Inc., a Delaware corporation (together with any Person who succeeds to all, or substantially all, of the assets and business of Nexell Therapeutics Inc., the "Company"), hereby confirms its agreement with the purchasers named in Schedule I to this Agreement (the "Purchasers") as follows:

Section 1. Issue and Sale of Series B Preferred Stock; Put Rights; Warrants; Commitment; Closing Date.

     Section 1.01. Creation and Description of Series B Preferred Stock. The Company proposes to create, issue and sell a new series of its preferred stock, $0.001 par value, to be designated "Series B Cumulative Convertible Preferred Stock" and to consist of 80,000 shares (together with any shares issued in exchange therefor or replacement thereof, the "Series B Preferred Stock"). The Series B Preferred Stock will have the designations, preferences, limitations and relative rights set forth in the form of the Certificate of Designation (the "Certificate of Designation") attached hereto as Exhibit A setting forth the Resolution (the "Resolution") to be adopted by the Board of Directors of the Company designating the Series B Preferred Stock, which Resolution will be duly adopted by the Board of Directors of the Company prior to the Closing Date in accordance with the provisions of Article Fourth of the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and will be filed by the Company with the Secretary of State of the State of Delaware prior to the Closing Date pursuant to the Delaware General Corporation Law. A true and correct copy of the Certificate of Incorporation of the Company as currently in effect and prior to the adoption and filing of the Certificate of Designation has heretofore been furnished to each of the Purchasers by the Company. The shares of Series B Preferred Stock are convertible into shares of Common Stock of the Company on the terms and conditions set forth in the Certificate of Designation.

The Series B Preferred Stock will rank, as to preferences on payment of dividends, redemption and distribution of assets upon liquidation, dissolution or winding-up, equally with the Company's Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") and prior to any and all shares of Common Stock or other equity Securities of whatever class or series now or hereafter issued by the Company.

     The terms which are capitalized herein shall have the meanings set forth in
Section 7 unless the context shall otherwise require.

     Section 1.02. Put Rights. Each of the shares of Series B Preferred Stock shall be issued and sold on the Closing Date (as defined below) together with one put right (individually referred to herein as a "Put Right" and, collectively, as the "Put Rights") granted by Baxter International Inc., a Delaware corporation (together with any Person who succeeds to all, or substantially all, of the assets and business of Baxter International Inc., "Baxter"), evidenced by a certificate substantially in the form of Exhibit B attached hereto (individually referred to herein as a "Put Right Certificate" and, collectively, as the "Put Right Certificates"). The Put Right Certificates shall be transferable only upon the concurrent transfer to the same transferee of the number of shares of Series B Preferred Stock underlying the Put Rights so transferred and shall have such other terms and provisions as set forth in the form of Put Right Certificate.

     Section 1.03. Warrants to Purchase Common Stock. (a) In consideration of, and as an inducement to, the purchase by the Purchasers of the Series B Preferred Stock, the Company agrees to deliver to the Purchasers on the Closing Date (as defined below):

               (i) Class A Warrants of the Company in the form of Exhibit C-1 attached hereto (the "Class A Warrants") to purchase in the aggregate the Adjusted Number of Shares (as such term is defined in the Class A Warrants) of the Common Stock of the Company for an exercise price of $0.01 per share; and

               (ii) Class B Warrants of the Company in the form of Exhibit C-2 attached hereto (the "Class B Warrants") to purchase in the aggregate 3,000,000 shares of the Common Stock of the Company for an exercise price of $3.00 per share.

The number of shares which may be acquired upon the exercise of the Warrants and the price per share are subject to adjustment in the manner and on the terms and conditions set forth in the Warrants. The Class A Warrants and the Class B Warrants are collectively referred to herein as the "Warrants." The shares of Series B Preferred Stock, the Put Right Certificates and the Warrants, in each case, to be issued and sold on the Closing Date, are collectively referred to herein as the "Subject Securities."

     (b) The Class A Warrants shall be transferable only upon the concurrent transfer to the same transferee of that number of shares of Series B Preferred Stock which represents the same proportion of the transferring holder's investment in the Series B Preferred Stock as the Class A Warrants so transferred represent in such holder's investment in the Class A Warrants immediately prior to the transfer.

     Section 1.04. Sale of Subject Securities; Closing Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company hereby agrees to issue and sell to each Purchaser, and each such Purchaser agrees to purchase from the Company on the Closing Date hereinafter mentioned, the Subject Securities set forth opposite such Purchaser's name on Schedule I attached hereto and at the price indicated on Schedule I.

     Delivery of the Subject Securities will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 A.M., Chicago, Illinois time, on November 24, 1999 (or on such other date, not later than November 30, 1999, as the Purchasers shall agree) against payment of the purchase price therefor by transfer (of federal or other immediately available funds) to the Company's Account No. 937-0142525 at Fleet Bank, ABA No. 011900571, and as further specified in the funding instructions delivered pursuant to Section 3.11 (said date of delivery and payment being herein called the "Closing Date").

     Section 1.05. Forms of Subject Securities. The shares of the Series B Preferred Stock delivered to each Purchaser on the Closing Date will be printed and will be delivered in the form of a single certificate for the full amount of such Purchaser's purchase, registered in the name of such Purchaser or the name of its nominee and in such denomination or denominations as are specified in
Schedule I hereto. The Put Rights granted to each Purchaser on the Closing Date will be evidenced by Put Right Certificates in the form attached hereto as Exhibit B, registered in the name of such Purchaser or the name of its nominee and in such denomination or denominations as are specified in Schedule I hereto. The Warrants delivered to each Purchaser on the Closing Date will be delivered in the forms attached hereto as Exhibit C-1 and Exhibit C-2, as appropriate, registered in the name of such Purchaser or in the name of its nominee and in such denomination or denominations as are specified in Schedule I hereto.

     Section 1.06. Failure to Deliver. If on the Closing Date, the Company fails to tender to each Purchaser against payment therefor the Subject Securities to be purchased by such Purchaser on the Closing Date, or if the conditions to such Purchaser's obligations specified in Section 3 have not been fulfilled or waived by such Purchaser, such Purchaser may thereupon elect to be relieved of all further obligations under this Agreement. Nothing in this Section shall operate to relieve the Company from its obligations hereunder or to waive any Purchaser's rights against the Company.

     Section 1.07. Several Obligations. The obligations of the Purchasers shall be several and not joint and no Purchaser shall be liable or responsible for the acts of any other Purchaser.

     Section 1.08. Certain Tax Treatment of Series B Preferred Stock. The issuance of the Series B Preferred Stock as contemplated hereunder and under the Certificate of Designation is not an issuance of the type described in Treasury Regulation Section 1.305-5(b)(1), and the Company and each of the Purchasers agree that for Federal income tax reporting purposes there will be no redemption premium with respect to the Series B Preferred Stock under Treasury Regulation
Section 1.305-5(b).

Section 2.     Representations.

     Section 2.01. Representations of the Purchasers. (a) Each Purchaser severally represents, and in entering into this Agreement the Company understands, that (i) such Purchaser is acquiring the Subject Securities for the purpose of investment and not with a view to the distribution thereof, and that such Purchaser has no present intention of selling, negotiating or otherwise disposing of the Subject Securities; it being understood, however, that the disposition of such Purchaser's property shall at all times be and remain within its control, and (ii) such Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

     (b) Each Purchaser further represents that at least one of the following statements concerning each source of funds to be used by such Purchaser to purchase the Subject Securities is accurate as of the Closing Date:

               (i) if the Purchaser is an insurance company, the source of funds from which its investment is to be made is a general account of an insurance company, and the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any Benefit Plan (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other Benefit Plans maintained by the same employer (or affiliate thereof as defined in Department of Labor Prohibited Transaction Exemption ("PTE") 95-60) or by the same employee organization (as defined by the NAIC Annual Statement) in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with the state of domicile of the insurance company (for purposes of the percentage limitation in this clause (i), the amount of reserves and liabilities for the general account contract(s) held by or on behalf of a plan shall be determined before reduction for credits on account of any reinsurance ceded on a coinsurance basis);

               (ii) all or a part of such funds constitute assets of one or more separate accounts, trusts or a commingled pension trust maintained by such Purchaser, and such Purchaser has disclosed to the Company the names of such employee benefit plans whose assets in such separate account or accounts or pension trusts exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account or accounts or trusts as of the date of such purchase (for the purpose of this clause (ii), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

               (iii) all or part of such funds constitute assets of a bank collective investment fund maintained by such Purchaser, and such Purchaser has disclosed to the Company the names of such employee benefit plans whose assets in such collective investment fund exceed 10% of the total assets or are expected to exceed 10% of the total assets of such fund as of the date of such purchase (for the purpose of this clause (iii), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

               (iv) all or part of such funds constitute assets of one or more employee benefit plans, each of which has been identified to the Company in writing;

               (v) such Purchaser is acquiring the Subject Securities for the account of one or more pension funds, trust funds or agency accounts, each of which is a "governmental plan" as defined in Section 3(32) of ERISA;

               (vi) the source of funds is an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (A) the identity of such QPAM and (B) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (vi); or

               (vii) if such Purchaser is other than an insurance company, all of such funds consists of funds which do not constitute "plan assets."

     As used in this Section 2.01(b), the terms "separate account" and "employee benefit plan" shall have the respective meanings assigned to them in ERISA and the term "plan assets" shall have the meaning assigned to it in Department of Labor Regulation 29 C.F.R. ss.2510.3-101.

     Section 2.02. Representations of the Company. The Company represents and warrants to each Purchaser that all representations and warranties set forth in the Closing Certificate attached hereto as Exhibit D are true and correct as of the date of the execution and delivery of this Agreement by the Company.

Section 3.     Closing Conditions.

     The obligation of each Purchaser to make the purchases herein provided for shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Subject Securities and to the following further conditions precedent:

     Section 3.01. Execution of Documents. The following documents shall be satisfactory in scope and form to such Purchaser, shall have been duly executed and delivered by the parties thereto, and shall be in full force and effect:

               (a)  this Agreement;

               (b) the Certificate of Designation and the share certificates representing the Series B Preferred Stock;

               (c)  the Put Right Certificates;

               (d)  the Class A Warrants;

               (e)  the Class B Warrants; and

               (f)  the Registration Rights Agreement.

     Section 3.02. Company Closing Certificate. Such Purchaser shall receive from the Company a Closing Certificate dated the Closing Date and executed by the Chief Executive Officer, the President or a Vice President of the Company, in substantially the form attached hereto as Exhibit D, the truth and accuracy of which shall be a condition to such Purchaser's obligation to accept and pay for the Subject Securities to be purchased by it hereunder.

     Section 3.03. Certificate of Designation. The Board of Directors of the Company shall have duly adopted the Resolution set forth in the Certificate of Designation and the Certificate of Designation shall have been duly filed with the Secretary of State of the State of Delaware all in compliance with the applicable provisions of the Delaware General Corporation Law, and the Certificate of Designation shall constitute a legal and valid amendment of the Certificate of Incorporation of the Company.

     Section 3.04. Legal Opinions. Such Purchaser shall receive from (a) Chapman and Cutler, who are acting as special counsel to the Purchasers in this transaction, (b) Bryan Cave LLP, counsel for the Company, and (c) Thomas J. Sabatino, Jr., Esq., General Counsel for Baxter, their respective opinions, dated the Closing Date, in form and substance satisfactory to such Purchaser and covering substantially the respective matters set forth in Exhibits E, F and G, respectively, hereto.

     Section 3.05. Concurrent Sale of Subject Securities. The Company shall have consummated the sale of all of the Subject Securities scheduled to be sold on the Closing Date.

     Section 3.06. Corporate Existence and Authority. (a) On or prior to the Closing Date, such Purchaser shall have received, in form and substance reasonably satisfactory to such Purchaser and the Purchasers' special counsel, such documents and evidence with respect to the Company as they may reasonably request in order to establish the existence and good standing of the Company and the authorization of the transactions contemplated by this Agreement and the other Operative Documents to which it is a party.

     (b) On or prior to the Closing Date, such Purchaser shall have received, in form and substance reasonably satisfactory to such Purchaser and the Purchasers' special counsel, such documents and evidence with respect to Baxter as they may reasonably request in order to establish the existence and good standing of Baxter and the authorization of the transactions contemplated by this Agreement and the Put Right Certificates.

     Section 3.07. Charter and By-laws. The Certificate of Incorporation and By-laws of the Company shall in all respects be satisfactory in form and substance to such Purchaser and the Purchasers' special counsel.

     Section 3.08. Consent of Holders of Other Securities. Any consents or approvals required to be obtained from any holder or holders of any outstanding Security of the Company (including, without limitation, the holders of the Series A Preferred Stock) and any amendments of agreements pursuant to which any Security may have been issued which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to such Purchaser and the Purchasers' special counsel.

     Section 3.09. Use of Proceeds. The Company shall have delivered to such Purchaser and the Purchasers' special counsel a detailed statement setting forth the uses of funds from the issuance of the Subject Securities on the Closing Date in form and substance satisfactory to such Purchaser and the Purchasers' special counsel.

     Section 3.10. Private Placement Numbers. On or prior to the Closing Date, special counsel to the Purchasers shall have duly made the appropriate filings with Standard & Poor's CUSIP Service Bureau, as agent for the National Association of Insurance Commissioners, and shall have obtained private placement numbers for the Subject Securities.

     Section 3.11. Funding Instructions. At least three business days prior to the Closing Date, such Purchaser shall have received written instructions executed by a Responsible Officer of the Company directing the manner of the payment of funds and setting forth (a) the name and address of the transferee bank, (b) such transferee bank's ABA number, (c) the account name and number into which the purchase price for the Subject Securities is to be deposited, and
(d) the name and telephone number of the account representative responsible for verifying receipt of such funds.

     Section 3.12. Special Counsel Fees. On or prior to the Closing Date, the charges and disbursements of Chapman and Cutler, the Purchasers' special counsel, shall have been paid by the Company.

     Section 3.13. Legality of Investment. The Subject Securities shall on the Closing Date (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve

System) and (c) qualify as a legal investment for such Purchaser and such purchase shall not subject such Purchaser to any penalty or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such evidence as it may reasonably request to establish compliance with this condition.

     Section 3.14. Proceedings and Documents. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to such Purchaser and the Purchasers' special counsel, and such Purchaser and the Purchasers' special counsel shall have received copies (executed or certified as may be appropriate) of all legal documents or proceedings which they may request in connection with the consummation of said transactions.

     Section 3.15. Waiver of Conditions. If on the Closing Date, the Company fails to tender to any Purchaser the Subject Securities to be issued to such Purchaser on such date or if the conditions specified in this Section 3 have not been fulfilled, such Purchaser may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this Section 3 have not been fulfilled, such Purchaser may waive compliance by the Company with any such condition to such extent as such Purchaser may in its sole discretion determine.

Section 4.     Covenants Of The Company.

     The Company covenants that so long as any of the Subject Securities are outstanding:

     Section 4.01. Reports and Rights of Inspection. (a) The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Company or such Subsidiary, in accordance with GAAP consistently applied and will furnish to each original holder of any of the Series B Preferred Stock (so long as such holder continues to hold any Series B Preferred Stock) and to each other Institutional Holder of the Series B Preferred Stock:

               (i) Quarterly Statements. As soon as available and in any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

                    (1) a consolidated balance sheet of the Company and its Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the fiscal year then most recently ended,

                    (2) a consolidated statement of operations of the Company and its Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and

                    (3) a consolidated statement of cash flows of the Company and its Subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of the Company, which certificate shall state that such consolidated financial statements present fairly, in all material respects, the consolidated financial statements of the Company and its Subsidiaries as of the end of the fiscal quarter set forth therein and the consolidated results of operations and cash flows for such fiscal quarter, subject to normal year-end audited adjustments, provided that the delivery within the time period specified above of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefore and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 4.01(a)(i);

          (ii) Annual Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Company, copies of:


               (1) a consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal year, and

               (2) consolidated statements of operations, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year,

     in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances, provided that the delivery within the time period specified above of copies of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's Annual Report to Shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange
     Act) prepared in accordance with the requirements therefor and filed with Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 4.01(a)(ii);

          (iii) Audit Reports; Management Letters. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants or management consultants of the books of the Company or any Subsidiary and any management letter received from such accountants or consultants;

          (iv) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to its stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries, which proceedings could reasonably be expected to have a Material Adverse Effect;

          (v) Material Adverse Effect. Promptly upon the occurrence thereof, written notice of any condition or event which has had, or which could reasonably be expected to have, a Material Adverse Effect, including, without limitation, the commencement of litigation or governmental investigation or the assertion of any material claim against or default by the Company or any of its Subsidiaries;

          (vi) Notice of Defaults. Immediately upon becoming aware that the holder of any evidence of Indebtedness or other Security of the Company or any Subsidiary has given notice or taken any other action with respect to a claimed default or event of default with respect to any such evidence of Indebtedness or other Security, a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or event of default and what action the Company is taking or proposes to take with respect thereto; and

          (vii) Requested Information. With reasonable promptness, such other data and information as any such Institutional Holder may reasonably request.

     (b) Inspections. The Company will permit each original holder of any of the Series B Preferred Stock (so long as such holder continues to hold any Series B Preferred Stock), and each other Institutional Holder of the Series B Preferred Stock (or such Persons as such holder may designate), to visit and inspect, under the Company's guidance, any of the properties of the Company or any Subsidiary, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with such holder the finances and affairs of the Company and its Subsidiaries), all at such reasonable times and as often as may be reasonably requested. Any visitation or inspection shall be subject to the confidentiality terms of Section 4.01(c) and shall be at the sole expense of such holder, unless a default shall have occurred and be continuing under this Agreement, the Registration Rights Agreement, or the provisions of the Certificate of Designation or the holder of any of the Series B Preferred Stock or of any evidence of Indebtedness of the Company or any Subsidiary gives any written notice or takes any other action with respect to a claimed default, in which case, any such visitation or inspection shall be at the sole expense of the Company.

     (c) Confidentiality. Each holder of any of the Subject Securities, by its acceptance thereof, agrees that it will keep confidential in accordance with its internal policies and procedures in effect from time to time any written information with respect to the Company or its Subsidiaries which is furnished pursuant to this Agreement that is proprietary in nature and which is designated by the Company or its Subsidiaries in writing when received by such holder as confidential, provided that such holder may disclose any such information (i) as has become generally available to the public or to such holder on a non-confidential basis from a source other than the Company or its Subsidiaries or as was known to such holder on a non-confidential basis prior to its disclosure by the Company or its Subsidiaries, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such holder or to the National Association of Insurance Commissioners or similar organizations or their successors, (iii) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (iv) to the extent that such holder reasonably believes it appropriate in order to protect its investment in the Subject Securities or in order to comply with any law, order, regulation or ruling applicable to such holder, (v) to such holder's officers, trustees, employees, auditors or counsel who have been advised of the confidential nature of such information and directed to treat it accordingly or to rating agencies or another holder of the Subject Securities, (vi) to Persons who are parties to similar confidentiality agreements with the Company, or (vii) to the prospective permitted transferee in connection with any contemplated transfer of any of the Subject Securities by such holder.

     Section 4.02. Use of Proceeds. The proceeds from the sale of the Subject Securities shall be used to redeem in full the Company's 6-1/2% convertible subordinated debentures held by Baxter, to pay certain fees and expenses incurred in connection with the issue and sale of the Subject Securities and for general corporate purposes.

     Section 4.03. Corporate Existence; SEC Reporting Status. The Company will preserve and keep in full force and effect, and will cause each Material Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of the business of the Company and its Subsidiaries taken as a whole, provided that the foregoing shall not prevent any transaction permitted by Section 4.13. In addition to the foregoing, the Company shall maintain its status as a reporting Company under Sections 13(a) and 15(d) of the Exchange Act.

     Section 4.04. Insurance. The Company shall maintain and cause each of its Subsidiaries to maintain as to their respective properties and businesses, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated.

     Section 4.05. Taxes, Claims for Labor and Materials. The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, all lawful Material taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, respectively, or upon or in respect of all or any part of the Material property or business of the Company or such Subsidiary, in all cases before the same shall become delinquent, all Material trade accounts payable in accordance with usual and customary business terms, and all Material claims for work, labor or materials, which if unpaid might become a lien or encumbrance upon any property of the Company or such Subsidiary; provided the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (a) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (b) the Company or such Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto.

     Section 4.06. Maintenance, Etc. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained; provided that the Company may discontinue the operation or maintenance of any of its properties if in the good faith judgment of management such discontinuance is desirable in the conduct of its business and such discontinuance could not reasonably be expected to have a Material Adverse Effect.

     Section 4.07. Compliance with Laws. The Company shall comply and shall cause each Subsidiary to comply with all applicable laws, rules, regulations and orders, including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA, the Americans with Disabilities Act of 1990, as amended, and all Environmental Laws, noncompliance with which could reasonably be expected to have a Material Adverse Effect.

     Section 4.08. Restrictive Agreements Prohibited. (a) The Company will not enter into, become a party to, allow to exist or adopt any contract, indenture, agreement or instrument, or any note, debenture, bond or other security or enter into any amendment of any provision of its Certificate of Incorporation or By-laws, containing provisions which would by its terms restrict or limit the ability of the Company to pay the full amount of the dividends on the Series B Preferred Stock at the rates and on the dates fixed in the Certificate of Designation or which otherwise restrict the Company's performance of this Agreement, the terms of the Series B Preferred Stock, the Warrants or the Registration Rights Agreement; provided that covenants or other provisions requiring the maintenance of reasonable minimum levels of shareholders' equity or net worth, cash flow, current assets and similar items shall not be deemed to limit, impair or otherwise modify the obligations of the Company to declare and pay dividends on the Series B Preferred Stock as and when the same are due and payable.

     (b) The Company will not permit any Subsidiary to be a party to or bound by any contract, indenture, agreement, instrument or any note, debenture, bond or other security under the terms of which such Subsidiary's right to declare and pay dividends or make other distributions on or in respect of its capital stock is restricted; provided that covenants or other provisions requiring the maintenance of reasonable minimum levels of shareholders' equity or net worth, cash flow, current assets and similar items shall not be deemed to limit, impair or otherwise modify the obligations of the Subsidiaries to declare and pay dividends on capital stock as and when the same are due and payable or to redeem shares of capital stock.

     Section 4.09. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Series B Preferred Stock and exercise of the Warrants and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Series B Preferred Stock and exercise of the Warrants all as from time to time outstanding or otherwise to comply with the terms of this Agreement. Notwithstanding the foregoing, because there is no "floor" or minimum conversion or exercise price applicable to the Subject Securities, it is mathematically possible that the Subject Securities could convert into or become exercisable for a number of shares of Common Stock that it is in excess of the Company's authorized capital thereof. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Series B Preferred Stock or the exercise of the Warrants or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action (including the obtaining of stockholder approval) as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable Federal or state Securities laws in connection with the issuance or delivery of shares of Common Stock upon conversion of the Series B Preferred Stock and exercise of the Warrants. The Company will not, by amendment to its Certificate of Incorporation or through any reorganization, reclassification, consolidation, merger, sale of assets, dissolution, issue or sale of Securities or other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series B Preferred Stock or the Conversion Shares or the Warrants, if any, and will at all times carry out all such terms and take all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock and exercise rights of the holders of the Warrants.

     Section 4.10. Transactions With Affiliates. The Company will not, and will not permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except (a) arrangements between the Company and Baxter either existing or, in the case of the transfer by Baxter to the Company of its cell therapies business pursuant to the Asset Transfer Agreement dated June 30, 1999, in the process of implementation on the Closing Date and generally described in the Private Placement Memorandum and in the Company's public reports filed with the Commission and (b) transactions or arrangements entered into in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person other than an Affiliate.

     Section 4.11. Nature of Business. Neither the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries as of the date of this Agreement, which is the business of cellular therapy and the development of healthcare products involving cellular therapy.

     Section 4.12. Purchase of Securities. The Company will not, directly or indirectly, through any Subsidiary or Affiliate or otherwise, purchase, redeem or retire, or make any offer to purchase, redeem or retire, any of the shares of Series B Preferred Stock, the Put Right Certificates, the Class A Warrants or the Class B Warrants (other than, in the case of the Series B Preferred Stock, pursuant to and in accordance with the applicable provisions of the Certificate of Incorporation and the Certificate of Designation), unless the offer has been made to repurchase the shares of Series B Preferred Stock, the Put Right Certificates, the Class A Warrants or the Class B Warrants, as applicable, pro rata from all holders thereof at the same time and at the same price and upon the same terms.

     Section 4.13. Mergers, Consolidations and Sales of Assets. Without the prior written consent of the holders of 66-2/3% or more of the shares of Series B Preferred Stock, the Company will not, and will not permit any of its Material Subsidiaries to, consolidate with or merge into any other Person, or sell, lease or otherwise dispose of all or substantially all of its property (pursuant to a single transaction or a series of transactions) to any Person or Person (each and every such action is hereinafter referred to as a "Significant Transaction"). Notwithstanding the foregoing, the Company may consummate a Significant Transaction without such prior written consent if:

               (a) in connection with such Significant Transaction, the holders of the Series B Preferred Stock receive cash or cash equivalents in respect of the Series B Preferred Stock in an amount greater than (i) in the case of a Significant Transaction occurring on or prior to November 24, 2002, $4.26 per share of Common Stock issuable upon conversion of the Series B Preferred Stock (as adjusted for any stock dividends, stock splits, stock combinations, recapitalizations and similar events) and (ii) in the case of a Significant Transaction occurring after November 24, 2002 and on or prior to November 24, 2004, $4.95 per share of Common Stock issuable upon conversion of the Series B Preferred Stock (as so adjusted); or

               (b) in connection with such Significant Transaction, the holders of the Series B Preferred Stock receive common stock (or equivalent equity interests) of an Acceptable Acquiring Company, in respect of the Series B Preferred Stock, valued (as provided below) at greater than (i) in the case of a Significant Transaction occurring on or prior to November 24, 2002, $4.26 per share of Common Stock issuable upon conversion of the Series B Preferred Stock (as adjusted for any stock dividends, stock splits, stock combinations, recapitalizations and similar events) and (ii) in the case of a Significant Transaction occurring after November 24, 2002 and on or prior to November 24, 2004, $4.95 per share of Common Stock issuable upon conversion of the Series B Preferred Stock (as so adjusted); such valuation shall be (A) determined, at the expense of the Company, by an independent investment banking firm selected by the Company and reasonably satisfactory to the Required Holders and (B) delivered in writing to all holders of the Series B Preferred Stock prior to the effective date of such Significant Transaction; or

               (c) prior to any such Significant Transaction, the Company shall have obtained the approval of the holders of 75% or more of the shares of Series B Preferred Stock then outstanding (an "Approved Significant Transaction"); or

               (d) prior to any such Significant Transaction, the Put Right Certificates shall have been fully exercised by all holders thereof and Baxter shall have paid the purchase price in full and otherwise performed its obligations in connection with such exercise.

     Section 4.14. Amendments to Certain Agreements. Without the written consent of the holders of 66-2/3% of the Series B Preferred Stock then outstanding, the Company will not enter into any amendment to either (a) the Side Letter Agreement dated as of November 24, 1999 between the Company and Baxter or (b) Section 10.1 of the Put Agreement between dated as of November 24, 1999 between the Company and Baxter, each as entered into on the Closing Date in connection with the issuance of the Put Right Certificates by Baxter.

     Section 4.15.  Remedies and Default.

          (a) Notice of Default. If the Company shall default in performing and complying with its covenants contained in this Agreement or in any other Operative Document, it shall, promptly after any Responsible Officer of the Company obtains knowledge of such default, give notice thereof to all holders of the outstanding Subject Securities, such notice to be in writing and sent in the manner provided in Section 8.03.

          (b) Remedies. (i) If the Company shall default in the performance and observance of any of its covenants contained in this Agreement or in any other Operative Document, the holder of any of the Subject Securities outstanding at the time may proceed to protect and enforce any or all of its rights and remedies resulting from such failure, by suit in equity or action at law or by other appropriate proceedings.

          (ii) The Company further agrees, to the extent not prohibited by law, to pay to the holder or holders of the the Subject Securities all reasonable costs and expenses incurred by them in enforcing the observance by the Company of its covenants contained in this Agreement and the other Operative Documents, including reasonable compensation to such holder's or holders' attorneys for all services rendered and related disbursements in connection therewith.

          (iii) The Company stipulates that the remedies at law of the holder or holders of the Subject Securities in the event of any breach or threatened breach by it in the performance of or compliance with any covenant or agreement in this Agreement or any of the other Operative Documents are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance thereof, whether by an adjunction against a violation thereof or otherwise.

          (iv) No remedy conferred in this Agreement or in any of the other Operative Documents upon the holder of any Subject Security is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise.

          (v) No delay or failure on the part of the holder of any Subject Security in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right.

Section 5.  Purchasers' Special Rights.

     Section 5.01. Direct Payment. The Company will pay punctually all amounts with respect to each of the Subject Securities (whether as dividends, upon redemption of shares, if any, or otherwise) payable to any Purchaser or its nominee or any other Institutional Holder of the Subject Securities, without any presentment or surrender of any certificate for any such shares on partial redemption of any of the shares evidenced by such certificate: (a) by wire transfer in immediately available funds to such bank account at a commercial bank in the United States of America as may be designated under such Purchaser's name in Schedule I or as may hereafter be designated or redesignated by written notice to the Company from such Purchaser or such Institutional Holder of the Subject Securities, and (b) if payment in the manner provided by the foregoing clause (a) has not been specified, by check duly mailed and addressed to such address as may be specified in a written notice to the Company by such Purchaser or such Institutional Holder of the Subject Securities.

     Section 5.02. Delivery Expense. If any Purchaser surrenders any certificate for shares of Series B Preferred Stock or any Warrant to the Company or a transfer agent of the Company for exchange for certificates or Warrants of other denominations or for registration in another name or names, the Company will pay the cost of insurance and delivery to such place as such Purchaser may designate from the Company or its transfer agent of the certificates issued in substitution or replacement for the surrendered certificate.

     Section 5.03. Taxes. The Company will pay all stamp and other taxes (other than (a) income taxes and (b) taxes which are the result of the ownership of the Subject Securities which may be payable in connection with the execution and delivery of this Agreement or the authorization, issuance and delivery upon the sale of the Subject Securities hereunder or in connection with any modification of this Agreement or the other Operative Documents, and will indemnify and save the Purchasers harmless, without limitation as to time, from and against any and all liabilities with respect to all such taxes and the Company agrees to pay to the Purchasers such additional amounts as may be necessary in respect of such taxes in order that the Purchasers shall incur no greater cost or expenses than the Purchasers would have incurred had there been no such taxes payable in connection with such execution and delivery, such authorization and issuance or such modification. The obligations of the Company under this Section 5.03 shall survive the termination of this Agreement, any redemption, repurchase or conversion of the Series B Preferred Stock by the Company and any exercise of the Warrants.

     Section 5.04. Replacement of Series B Preferred Stock Certificates. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any shares of Series B Preferred Stock and

               (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided, if the owner of such shares is a Purchaser or an Institutional Holder, its own agreement to indemnify shall be deemed to be satisfactory), or

               (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company, at its expense, will execute and deliver, in lieu thereof, a new certificate for an equal number of shares of Series B Preferred Stock.

     Section 5.05. Exchange of Series B Preferred Stock Certificates. Upon surrender at the office of the Company of any certificate for shares of Series B Preferred Stock and at the request of the holder of such shares, the Company will execute and deliver, at the Company's expense (except as provided below), new certificates for shares of Series B Preferred Stock in exchange for such surrendered certificates, which new certificates shall be in denominations of 100 shares or any multiple thereof (except as may be necessary to reflect any number of shares not evenly divisible by 100 as requested by such holder), in an aggregate number of shares equal to the number of shares represented by such surrendered certificates. In the event a certificate being surrendered is for less than 100 shares, a new certificate will be issued for not less than the number of shares represented by the certificate being surrendered. Such new certificates shall be registered in the name of such Person as such holder may request. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such exchange.

     Section 5.06. Register. The Company shall keep at its principal executive office a register for the initial registration and registration of transfers of the Subject Securities. The name and address of each holder of one or more of the Subject Securities, each transfer thereof and the name and address of each transferee of one or more of the Subject Securities shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Subject Security shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any Institutional Holder promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of all Subject Securities.

     Section 5.07.  Transfer. (a) Subject to the further provisions of this
Section 5.07, the Subject Securities may be transferred or assigned by the holders thereof in whole or in part and from time to time.

          (b) Each Purchaser agrees that the shares of Series B Preferred Stock may be transferred or assigned only upon the concurrent transfer or assignment to the same transferee or assignee of (i) that portion of the Put Right Certificate representing the Put Rights corresponding to such shares of Series B Preferred Stock and (ii) that portion of the Class A Warrants representing the same proportion of the transferring holder's investment in the Class A Warrants as the Series B Preferred Stock so transferred represents in such holder's investment in the Series B Preferred Stock immediately prior to the transfer.

          (c) Each Purchaser agrees that it will not transfer the Subject Securities or any part or portion of any thereof to a Competitor.

          (d) Each Purchaser agrees that, in addition to the restrictions in clauses (a) through (c) above, it will not transfer any of the Subject Securities in denominations which constitute less than (i) in the case of the Series B Preferred Stock, 5% of the aggregate number of shares then outstanding, (ii) in the case of each of the Class A Warrants and the Class B Warrants, 5% of the aggregate number of shares of Common Stock into which such Warrants, respectively, are exercisable and (iii) in the case of the Put Right Certificates, 5% of the aggregate number of all shares of Put Stock (as defined therein) at the time outstanding, or in all cases, such lesser amount as shall constitute the Purchaser's entire investment in such class of Subject Securities being transferred.

Any purported transfer of Subject Securities in a manner contrary to the foregoing provisions of this Section 5.07 shall be deemed invalid and of no force or effect.

Section 6.     Amendments, Modifications and Waivers.

     Section 6.01. Consent Required. Any covenant, agreement, provision or condition of this Agreement or any other Operative Document may, with the consent of the Company, be amended or modified, or compliance therewith may be waived (either generally or in any particular instance and either retroactively or prospectively), by and only by one or more written instruments signed by the Required Holders; provided that:

               (a) no such amendment, modification or waiver of the provisions of Sections 1 and 3 shall be effective as to any particular Purchaser unless consented to by such Purchaser in writing;

               (b) no amendment, modification or waiver shall, without the consent in writing of the holders of all of the Subject Securities then outstanding, amend any provision of this Section 6;

               (c) no amendment, modification or waiver shall, without the consent in writing of the holders of all of the shares of Series B Preferred Stock, amend any provision of the Certificate of Designation which would have the effect of changing the amount or time of any dividend payment or the initial Conversion Price (as defined therein); and

               (d) no amendment, modification or waiver shall, without the consent in writing of the holder of a Put Right Certificate, amend any provision of or terminate (other than pursuant to its express terms) the Put Right Certificate held by such holder.

Except to the extent not effective as to any particular Purchaser because not consented to by such Purchaser pursuant to the terms hereof, any amendment, modification or waiver pursuant to this Section 6 shall apply equally to all holders of Subject Securities and shall be binding on them, on each future holder of any such securities (or successor or assignee of such holder) and on the Company.

     Section 6.02. Solicitation of Holders. So long as any Subject Securities are outstanding, the Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or any other Operative Document, unless each holder of Subject Securities (irrespective of the amount then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of fee or otherwise, to any holder of Subject Securities as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions of this Agreement or any other Operative Document, unless such remuneration is concurrently paid, on the same terms, ratably to the holders of all of the Subject Securities then outstanding.

     Section 6.03. Effect of Amendment or Waiver. The Company will give prompt notice to all holders of the Subject Securities of the effectiveness of any amendment, modification or waiver entered into in accordance with the provisions of this Section 6. Such notice shall state the terms of any such amendment, modification or waiver and shall be accompanied by at least two conformed copies (which may be composite conformed copies) of each written instrument which embodies such amendment, modification or waiver.

     Section 6.04. Subject Securities held by Company, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the Subject Securities then outstanding, or any class thereof, approved or consented to any amendment, waiver or consent to be given under this Agreement or any other Operative Document, Subject Securities directly or indirectly owned by the Company or any of its Subsidiaries shall be deemed not to be outstanding.

Section 7.     Interpretation Of Agreement.

     Section 7.01. Certain Definitions. The terms hereinafter set forth when used herein shall have the following meanings:

          "Acceptable Acquiring Company" shall mean a corporation (a) engaged in the health care business, (b) whose common stock is at the time listed on a national securities exchange or traded on the NASDAQ National Market and is current in its periodic reporting with the Commission and (c) which has annual revenues of at least $500,000,000 and a market capitalization of at least $2 billion.

          "Affiliate" shall mean any Person (other than a Subsidiary) (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (b) which beneficially owns or holds 10% or more of any class of the Voting Stock of the Company or (c) 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

          "Approved Significant Transaction" is defined in Section 4.13.

          "Baxter" is defined in Section 1.02.

          "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Certificate of Designation" is defined in Section 1.01.

          "Certificate of Incorporation" is defined Section 1.01.

          "Class A Warrants" is defined in Section 1.03.

          "Class B Warrants" is defined in Section 1.03.

          "Closing Date" is defined in Section 1.04.

          "Commission" means the Securities and Exchange Commission, and any successor thereto.

          "Common Stock" means (a) the Company's Common Stock, $0.001 par value, authorized on the Closing Date, and (b) any other class or series of capital stock of the Company now or hereafter authorized the right of which to share in distributions either of earnings or assets of the Company is without limit as to any amount or percentage as and to the extent no amounts payable on or in respect of such Common Stock and no rights arising in connection therewith have preference over any other Common Stock upon dissolution, liquidation or winding up of the Company.

          "Company" is defined in the introductory paragraph to this Agreement.

          "Competitive Business Line" shall mean either (a) the business of cellular therapy or the development of health care products involving cellular therapy or (b) the sale, marketing or manufacture of medical devices for use in the health care industry.

          "Competitor" shall mean (a) any Person which is engaged in a Competitive Business Line or (b) any Person which at the time owns more than forty percent (40%) of the Voting Stock of such Competitor and in connection therewith exercises control over management of a Person that is engaged in a Competitive Business Line, provided in any event that:

               (i) the provision of investment advisory services by a Person to a Plan which is owned or controlled by a Person which would otherwise be a Competitor shall not in any event cause the Person providing such services to be deemed to be a Competitor;

               (ii) in no event shall an Institutional Holder be deemed a Competitor unless such Institutional Holder owns or holds more than 50% of the Voting Stock of, and in connection therewith exercises control over management of, a Person that is engaged in a Competitive Business Line;

               (iii) in no event shall an Institutional Holder be deemed a Competitor if such Institutional Holder is a pension plan sponsored by a Person which would otherwise be a Competitor but which is a regular investor in privately placed Securities and such pension plan has established procedures which will prevent confidential information supplied to such pension plan by the Company from being transmitted or otherwise made available to such plan sponsor; and

               (iv) an Institutional Holder that would otherwise be deemed a Competitor pursuant to the foregoing provisions of this definition by virtue of its ownership or control as a portfolio investment of the equity Securities of any Person primarily engaged in a Competitive Business Line, shall not be deemed a Competitor if such Institutional Holder has established procedures which will prevent confidential information supplied to such Institutional Holder by the Company from being transmitted or otherwise made available to such Person.

          "Conversion Shares" shall mean the shares of Common Stock of the Company (or any other Securities of the Company or any other Person) issued or issuable from time to time upon conversion of the Series B Preferred Sock.

          "Environmental Laws" shall mean any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

          "ERISA Affiliate" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

          "Hazardous Material" shall mean any and all pollutants, toxic or hazardous wastes or any other substances, including all substances listed in or regulated in any Environmental Law that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, regulated, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

          "Indebtedness" with respect to any Person shall mean, at any time, without duplication,

               (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable preferred stock;

               (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

               (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of capitalized leases;

               (d) all liabilities secured by any lien or other encumbrance with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities) other than non-consensual liens arising in the ordinary course of business and not in connection with borrowed money;

               (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and

               (f) any guaranty or similar support or keep well agreement or arrangement of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

          "Institutional Holder" shall mean (a) any original purchaser of the shares of Series B Preferred Stock (so long as such holder continues to hold any such shares), (b) any holder of 10% or more of the shares of the Series B Preferred Stock, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, provided that for purposes of the definition of "Competitor," a holder of the type described in clause (b) (and no other clause) shall not be included in the term "Institutional Holder".

          "Intellectual Property Rights" shall mean and include patents, registered and common law trademarks, service marks, trade names, brand names, copyrights, licenses and other similar rights (including, without limitation, know-how, trade secrets and other confidential information) and applications for each of the foregoing, if any.

          "Investments" shall mean all investments, in cash or by delivery of property, made directly or indirectly in any property or assets or in any Person, whether by acquisition of shares of capital stock, Indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

          "Licenses" shall mean certificates of public convenience and necessity, franchises, licenses and other permits and authorizations from governmental authorities.

          "Material" shall mean material in relation to the properties, business, prospects, profits or financial condition of the Company and its Subsidiaries taken as a whole.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the properties, business, prospects, profits or financial condition of the Company and its Subsidiaries, (b) the legality, validity or enforceability of this Agreement, the Subject Securities or any of the other Operative Documents,
(c) the rights and remedies of any holders of the Subject Securities with respect to any such Subject Securities or (d) the ability of the Company to perform its obligations under any of the Operative Documents.

          "Material Subsidiary" shall have the same meaning as the term "significant subsidiary" is given in Rule 1.02(w) of Regulation S-X under the Securities Act.

          "Multiemployer Plan" shall have the same meaning as in ERISA.

          "Operative Documents" shall mean and include this Agreement, the Certificate of Designation, the Certificate of Incorporation, the shares of Series B Preferred Stock, the Put Rights Certificates, the Class A Warrants, the Class B Warrants and the Registration Rights Agreement.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

          "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, limited liability company or government (whether national, Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          "Plan" shall mean a "pension plan," as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

          "Private Placement Memorandum" is defined in paragraph 4 of Exhibit D.

          "Purchasers" is defined in the introductory paragraph hereof.

          "Put Right Certificate" and "Put Right Certificates" are defined in
Section 1.02.

          "Put Right" and "Put Rights" are defined in Section 1.02.

          "Registration Rights Agreement" shall mean the Registration Rights Agreement of the Company dated as of November 24, 1999 by the Company in favor of the Purchasers.

          "Required Holders" shall mean, at the time of any determination, the holders of (a) 66-2/3% of the Series B Preferred Stock (determined by the number of shares of Common Stock represented by each such share, as if converted), (b) 66-2/3% of the Class A Warrants (determined by the number of shares of Common Stock represented by each such Warrant, as if exercised) and (c) 66-2/3% of the Class B Warrants (determined by the number of shares of Common Stock represented by each such Class B Warrant, as if exercised).

          "Resolution" is defined in Section 1.01.

          "Responsible Officer" shall mean the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer of the Company.

          "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

          "Security" shall have the same meaning as in Section 2(1) of the Securities Act.

          "Series A Preferred Stock" is defined in Section 1.01.

          "Series B Preferred Stock" is defined in Section 1.01.

          "Subject Securities" is defined in Section 1.03.

          "Subsidiary" shall mean, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

          "Voting Stock" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

          "Warrants" is defined in Section 1.03.

     Section 7.02. Accounting Principles. Where the character or the amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

Section 8.     Miscellaneous.

     Section 8.01. Expenses. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of the Purchasers' out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the other Operative Documents and the transactions contemplated thereby and hereby, including but not limited to the charges and disbursements of Chapman and Cutler, the Purchasers' special counsel, duplicating and printing costs and charges for shipping the Series B Preferred Stock, the Put Right Certificates and the Warrants, adequately insured to the Purchasers at their respective home offices or at such other place as the Purchasers may designate, and all expenses relating to any amendments, waivers or consents pursuant to the provisions of this Agreement or any of the other Operative Documents (whether or not the same are actually executed and delivered), including, without limitation: (a) any such amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement or the other Operative Documents, (b) the cost and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under or in respect of this Agreement or the other Operative Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the other Operative Documents or by reason of being a holder of any share of the Series B Preferred Stock, the Put Right Certificates or the Warrants, and (c) the cost and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated by this Agreement or the other Operative Documents. The Company also agrees to pay, within 30 days of receipt thereof, supplemental statements of Chapman and Cutler for disbursements unposted or not incurred as of the Closing Date. The Company agrees to protect and indemnify each Purchaser against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person (other than Persons retained by a Purchaser) in connection with the transactions contemplated by this Agreement or the other Operative Documents. Without limiting the foregoing, the Company agrees to pay the cost of obtaining the private placement numbers for the Series B Preferred

Stocks and the Warrants and authorizes the submission of such information as may be required by Standard & Poor's CUSIP Service Bureau for the purpose of obtaining such numbers.

     Section 8.02. Legends on Series B Preferred Stock Certificates. Each certificate representing shares of the Series B Preferred Stock shall be stamped or otherwise imprinted with legends in substantially the following forms:

               (a) "The shares evidenced by this certificate have not been registered or qualified under the Securities Act of 1933, as amended, or any state securities laws and may not be sold or transferred unless registered or qualified pursuant to such Act and applicable state securities laws or an exemption from registration under such Act or such applicable state securities laws is available."

               (b) "The shares evidenced by this certificate are subject to certain restrictions on transfers and certain rights specified in the Securities Agreement dated as of November 24, 1999, as amended from time to time, between the Company and the original holders of the shares of Series B Preferred Stock, a copy of which will be mailed to any requesting holder by the Company within five business (5) days of written request therefor."

          In the event that a registration statement covering the Series B Preferred Stock shall become effective under the Securities Act and under any applicable state securities laws or in the event that the Company shall receive an opinion of counsel to the holder thereof (which may be internal counsel to such holder) that, in the opinion of such counsel, the legend in clause (a) is not, or is no longer, necessary or required (including, without limitation, because of the availability of the exemptions afforded by Rule 144 or Rule 144A of the General Rules and Regulations of the Commission), the Company shall, or shall instruct its transfer agents and registrars to, remove such legend from the certificates evidencing the Series B Preferred Stock or issue new certificates without such legend in lieu thereof. The Company agrees to bear all expenses in connection with the matters covered by this Section 8.02.

     Section 8.03. Notices. All communications provided for hereunder shall be in writing and, if to a Purchaser, delivered or mailed prepaid by registered or certified mail or prepaid overnight air courier, or by facsimile communication, in each case addressed to such Purchaser at its address appearing on Schedule I to this Agreement or such other address as such Purchaser or the subsequent holder of any Subject Security may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or prepaid overnight air courier, or by facsimile communication, to the Company at:

                         Nexell Therapeutics Inc.
                         9 Parker
                         Irvine, California 92618
                         Attention: President
                         Telecopy No.: (949) 470-6645
or to such other address as the Company may in writing designate to each Purchaser or to the subsequent holders of any Subject Security; provided that a notice by overnight air courier shall only be effective if delivered at a street address designated for such purpose above or in Schedule I, and a notice by facsimile communication shall only be effective if confirmed by transmission of a copy thereof by prepaid overnight air courier.

     Section 8.04. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and permitted assigns and shall inure to the benefit of each Purchaser and its successors and permitted assigns, including each successive holder or holders of shares of Series B Preferred Stock, the Put Right Certificates, the Warrants or any share of Common Stock issuable upon conversion of the Series B Preferred Stock or exercise of any of the Warrants. The Company may not assign any of its rights or obligations under this Agreement or any other Operative Document without the written consent of the Required Holders.

     Section 8.05. Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of the Operative Documents.

     Section 8.06. Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

     Section 8.07. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement, including the construction, validity and performance hereof and the obligations arising hereunder, and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the laws of the State of New York without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the laws of any other jurisdiction. Any legal action or proceeding with respect to this Agreement or any document related hereto shall be brought in the courts of the State of New York sitting in the County of New York or of the United States of America for the State of New York sitting in the County of New York or the courts of the State of Illinois sitting in the County of Cook or of the United States of America for the State of Illinois sitting in the Northern District of Illinois, and, by execution and delivery and/or acceptance of this Agreement, the Company and the Purchasers each hereby accepts the non-exclusive jurisdiction of the aforesaid courts. In addition, the Company hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement or any document related hereto brought in any of the aforesaid courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     The Company and each Purchaser hereby irrevocably waives all right to a trial by jury in any suit, action or other proceeding instituted by or against it in respect of its obligations hereunder or the transactions contemplated hereby.

     Section 8.08. Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     Section 8.09. Counterparts. This Agreement may be executed in any number of counterparts and each counterpart shall be deemed to be an original; and all such counterparts shall constitute one and the same instrument.

     The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth.


                                   Nexell Therapeutics Inc.

                                   By /s/
                                     -------------------------------
                                   Name:
                                   Title:

     Accepted and agreed to as of the first date written above.

                                   [Purchaser]

                                   By /s/
                                     -------------------------------
                                   Name:
                                   Title:

                                   [Purchaser]

                                   By /s/
                                     -------------------------------
                                   Name:
                                   Title:


                                   [Purchaser]


                                   By /s/
                                     -------------------------------
                                   Name:
                                   Title:

                                   [Purchaser]


                                   By /s/
                                     -------------------------------
                                   Name:
                                   Title:

                                  Schedule I

     Name and Address                           Subject Securities to
       of Purchaser                                  Be Purchased
                                                  and Price Thereof

John Hancock Mutual Life Insurance                          $25,500,000
  Company                               Series B Preferred Stock  -- 25,500 shares
John Hancock Place                      Class A Warrant           -- 40.48%
200 Clarendon Street                    Class B Warrant           -- 1,214,286 shares
Boston, Massachusetts  02117            Put Right Certificates    -- 25,500 Put Rights

                                                            $4,500,000
                                        Series B Preferred Stock  -- 4,500 shares
                                        Class A Warrant           -- 7.14%
                                        Class B Warrant           -- 214,285 shares
                                        Put Right Certificates    -- 4,500 Put Rights

Payments

All payments on account of the Series B Preferred Stock or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

     BankBoston
     ABA #011000390
     Boston, Massachusetts 02110
     Account of:    John Hancock Mutual Life Insurance Company
                    Private Placement Collection Account
     Account Number 541-55417
     On Order of: Nexell Therapeutics Inc., Series B Cumulative Convertible Preferred Stock, PPN 65332H 2# 0

Notices

Contemporaneous with the above wire transfer, advice setting forth (1) the full name and description of the securities or other obligations and (2) name and address of Bank (or Trustee) from which wire transfer was sent, shall be delivered or faxed and mailed to:

                                  Schedule I
                           (to Securities Agreement)

     John Hancock Mutual Life Insurance Company
     200 Clarendon Street
     Boston, Massachusetts 02117
     Attention: Manager, Investment Accounting Division, B-3
     Fax:  (617) 572-0628

All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or faxed and mailed to:

     John Hancock Mutual Life Insurance Company
     200 Clarendon Street
     Boston, Massachusetts 02117
     Attention: Manager, Investment Accounting Division, B-3
     Fax: (617) 572-0628

All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or faxed and mailed to:

     John Hancock Mutual Life Insurance Company
     200 Clarendon Street
     Boston, Massachusetts 02117
     Attention: Bond and Corporate Finance Group, T-57
     Fax: (617) 572-1605

A copy of any notices relating to change in issuer's name, address or principal place of business or location of collateral and a copy of any legal opinions shall be delivered or faxed and mailed to:

     John Hancock Mutual Life Insurance Company
     200 Clarendon Street
     Boston, Massachusetts 02117
     Attention: Investment Law Division, T-50
     Fax: (617) 572-9268

Name in which Subject Securities are to be issued: John Hancock Mutual Life Insurance Company

Taxpayer I.D. Number: 04-1414660

     Name and Address                           Subject Securities to
       of Purchaser                                  Be Purchased
                                                  and Price Thereof

John Hancock Variable Life Insurance                        $2,000,000
 Company                                 Series B Preferred Stock  -- 2,000 shares
John Hancock Place                       Class A Warrant           -- 3.17%
200 Clarendon Street                     Class B Warrant           -- 95,238 shares
Boston, Massachusetts 02117              Put Right Certificates    -- 2,000 Put Rights

Payments

All payments on account of the Series B Preferred Stock or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

     BankBoston
     ABA #011000390
     Boston, Massachusetts 02110
     Account of:  John Hancock Mutual Life Insurance Company
                  Private Placement Collection Account
     Account Number 541-55417
     On Order of: Nexell Therapeutics Inc., Series B Cumulative Convertible Preferred Stock, PPN 65332H 2# 0

Notices

Contemporaneous with the above wire transfer, advice setting forth (1) the full name and description of the securities or other obligations; and (2) name and address of Bank (or Trustee) from which wire transfer was sent, shall be delivered or faxed and mailed to:

     John Hancock Variable Life Insurance Company
     200 Clarendon Street
     Boston, Massachusetts 02117
     Attention: Manager, Investment Accounting Division, B-3
     Fax: (617) 572-0628

All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or faxed and mailed to:

     John Hancock Variable Life Insurance Company
     200 Clarendon Street
     Boston, Massachusetts 02117
     Attention: Manager, Investment Accounting Division, B-3
     Fax: (617) 572-0628

All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or faxed and mailed to:

     John Hancock Mutual Life Insurance Company
     200 Clarendon Street
     Boston, Massachusetts 02117
     Attention: Bond and Corporate Finance Group, T-57
     Fax: (617) 572-1605

A copy of any notices relating to change in issuer's name, address or principal place of business or location of collateral and a copy of any legal opinions shall be delivered or faxed and mailed to:

     John Hancock Mutual Life Insurance Company
     200 Clarendon Street
     Boston, Massachusetts 02117
     Attention: Investment Law Division, T-50
     Fax: (617) 572-9268

Name in which Subject Securities are to be issued: John Hancock Variable Life Insurance Company

Taxpayer I.D. Number:  04-2664016

     Name and Address                            Subject Securities to
       of Purchaser                                   Be Purchased
                                                   and Price Thereof

Investors Partner Life Insurance                            $1,000,000
  Company                                 Series B Preferred Stock -- 1,000 Shares
John Hancock Place                        Class A Warrant          -- 1.59%
200 Clarendon Street                      Class B Warrant          -- 47,619 shares
Boston, Massachusetts 02117               Put Right Certificates   -- 1,000 Put Rights

Payments

All payments on account of the Series B Preferred Stock or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

     BankBoston
     ABA #011000390
     Boston, Massachusetts 02110
     Account of: John Hancock Mutual Life Insurance Company
                 Private Placement Collection Account
     Account Number 541-55417
     On Order of: Nexell Therapeutics Inc., Series B Cumulative Convertible Preferred Stock, PPN 65332H 2# 0

Notices

Contemporaneous with the above wire transfer, advice setting forth (1) the full name and description of the securities or other obligations and (2) name and address of Bank (or Trustee) from which wire transfer was sent, shall be delivered or faxed and mailed to:

     Investors Partner Life Insurance Company
     200 Clarendon Street
     Boston, Massachusetts 02117
     Attention: Manager, Investment Accounting Division, B-3
     Fax: (617) 572-0628

All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or faxed and mailed to:

     Investors Partner Life Insurance Company
     200 Clarendon Street
     Boston, Massachusetts 02117
     Attention: Manager, Investment Accounting Division, B-3
     Fax: (617) 572-0628

All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or faxed and mailed to:

     John Hancock Mutual Life Insurance Company
     200 Clarendon Street
     Boston, Massachusetts 02117
     Attention: Bond and Corporate Finance Group, T-57
     Fax: (617) 572-1605

A copy of any notices relating to change in issuer's name, address or principal place of business or location of collateral and a copy of any legal opinions shall be delivered or faxed and mailed to:

     John Hancock Mutual Life Insurance Company
     200 Clarendon Street
     Boston, Massachusetts 02117
     Attention: Investment Law Division, T-50
     Fax: (617) 572-9268

Name in which Subject Securities are to be issued: Investors Partner Life Insurance Company

Taxpayer I.D. Number: 13-3072894

     Name and Address                            Subject Securities to
       of Purchaser                                   Be Purchased
                                                   and Price Thereof

The Lincoln National Life Insurance                        $5,000,000
  Company                                Series B Preferred Stock -- 5,000 Shares
c/o Lincoln Investment Management, Inc.  Class A Warrant          -- 7.94%
200 East Berry Street                    Class B Warrant          -- 238,095 shares
Renaissance Square                       Put Right Certificates   -- 5,000 Put Rights
Fort Wayne, Indiana  46802
Attention: Investments/Private Placements
Telefacsimile: (219) 455-5499 Private Placements

Payments

All payments on or in respect of the Series B Preferred Stock to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Nexell Therapeutics Inc., Series B Cumulative Convertible Preferred Stock, PPN 65332H 2# 0, principal, premium or interest") to:

     Bankers Trust Company
     New York, New York
     ABA #021-00-1033
     A/C #99-911-145
     Private Placement Processing
     For Further Credit: The Lincoln National Life Insurance Company (Surplus) Custodial Account Number 98449.

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above with duplicate notices with respect to payments to:

     Bankers Trust Company
     P. O. Box 998
     Bowling Green Station
     New York, New York 10274
     Attention: Private Placement Unit
     Telefacsimile: (615) 835-2493 Attn: Crystal Jones, Private Placements

Name of Nominee in which the Subject Securities are to be issued:  None

Taxpayer I.D. Number:  35-0472300

     Name and Address                                  Subject Securities to
       of Purchaser                                        Be Purchased
                                                        and Price Thereof

Massachusetts Mutual Life Insurance                             $3,875,000
  Company                                    Series B Preferred Stock  -- 3,875 Shares
1295 State Street                            Class A Warrant           -- 6.15%
Springfield, Massachusetts  01111            Class B Warrant           -- 184,524 shares
Attention:  Securities Investment Division   Put Right Certificates    -- 3,875 Put Rights

Payments

All payments on or in respect of the Series B Preferred Stock to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Nexell Therapeutics Inc., Series B Cumulative Convertible Preferred Stock, PPN 65332H 2# 0, principal, premium or interest") to:

     Citibank, N.A. (ABA #021000089)
     111 Wall Street
     New York, New York 10043

     for credit to:  MassMutual Long-Term Pool Account Number 4067-3488
     Re:  Description of security, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3561.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, to be addressed Attention: Securities Custody and Collection Department, F 381.

Name of Nominee in which the Subject Securities are to be issued:  None

Taxpayer I.D. Number:  04-1590850

     Name and Address                               Subject Securities to
       of Purchaser                                      Be Purchased
                                                      and Price Thereof

Massmutual Corporate Investors                              $3,875,000
c/o Massachusetts Mutual Life Insurance      Series B Preferred Stock -- 3,875 shares
  Company                                    Class A Warrant          -- 6.15%
1295 State Street                            Class B Warrant          -- 184,524 shares
Springfield, Massachusetts  01111            Put Right Certificates   -- 3,875 Put Rights
Attention: Securities Investment Division

Payments

All payments on or in respect of the Series B Preferred Stock to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Nexell Therapeutics Inc., Series B Cumulative Convertible Preferred Stock, PPN 65332H 2# 0, principal, premium or interest") to:

     Chase/NYC/Cust
     ABA #021000021
     A/C No. 900-9-000200 for F/C/T
     MassMutual Corporate Investors
     A/C No. G06109
     Attention: Bond Interest
     Re: Description of Security (principal and interest split, if applicable)

With telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3561.

If payment made by check:  MassMutual Corporate Investors
(include A/C No. G06109    (or Cudd & Co., if securities are registered in the
                           nominee name)
on the check)              c/o Chase Manhattan Bank, N.A.
                           Attention:  Income Processing, Level 4B
                           P.O. Box 1508, Church Street Station
                           New York, New York 10008

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, to be addressed Attention: Securities Custody and Collection Department, F381.

Name of Nominee in which the Subject Securities are to be issued:  None

Taxpayer I.D. Number:  04-2483041

     Name and Address                               Subject Securities to
       of Purchaser                                      Be Purchased
                                                      and Price Thereof

Massmutual Participation Investors                          $2,250,000
c/o Massachusetts Mutual Life Insurance      Series B Preferred Stock  -- 2,250 shares
  Company                                    Class A Warrant           -- 3.57%
1295 State Street                            Class B Warrant           -- 107,143 shares
Springfield, Massachusetts  01111            Put Right Certificates    -- 2,250 Put Rights
Attention:  Securities Investment Division

Payments

All payments on or in respect of the Series B Preferred Stock to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Nexell Therapeutics Inc., Series B Cumulative Convertible Preferred Stock, PPN 65332H 2# 0, principal, premium or interest") to:

     Chase/NYC/Cust
     ABA #021000021
     A/C No. 900-9-000200 for F/C/T
     MassMutual Participation Investors
     A/C No. G06110
     Attention: Bond Interest
     Re: Description of Security (principal and interest split, if applicable)

With telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3561.

If payment made by check:  MassMutual Participation Investors
(include A/C No. G06110    (or Cudd & Co., if securities are registered in the
                           nominee name)
on the check)              c/o Chase Manhattan Bank, N.A.
                           Attention: Income Processing, Level 4B
                           P.O. Box 1508, Church Street Station
                           New York, New York  10008

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, to be addressed Attention: Securities Custody and Collection Department, F381.

Name of Nominee in which the Subject Securities are to be issued:  None

Taxpayer I.D. Number:  04-3025730

     Name and Address                               Subject Securities to
       of Purchaser                                      Be Purchased
                                                      and Price Thereof

Metropolitan Life Insurance Company                         $15,000,000
Corporate Equities                           Series B Preferred Stock -- 15,000 shares
334 Madison Avenue                           Class A Warrant          -- 23.81%
Convent Station, New Jersey  07961-0633      Class B Warrant          -- 714,286 shares
Fax Number:  (973) 254-3055                  Put Right Certificates   -- 15,000 Put Rights

Payments

All payments on or in respect of the Series B Preferred Stock to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Nexell Therapeutics Inc., Series B Cumulative Convertible Preferred Stock, PPN 65332H 2# 0, principal, premium or interest") to:

     The Chase Manhattan Bank
     New York, New York
     ABA #021-000-021
     Account Number 002-2-410591
     for credit to:  Metropolitan Life Insurance Company

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above with a copy to:

     Metropolitan Life Insurance Company
     One Madison Avenue
     New York, New York  10010-3690
     Attention:  George M. Bryant (Area 6-H)
     Fax Number: (212) 251-1531
     and
     Metropolitan Life Insurance Company
     4100 Boy Scout Blvd.
     Tampa, Florida 33607
     Attention:  Ascension Lopez
     Fax Number: (813) 801-2515

Name of Nominee in which the Subject Securities are to be issued:  None

Taxpayer I.D. Number:  13-5581829

                           NEXELL THERAPEUTICS INC.


                              CLOSING CERTIFICATE



To Each of the Purchasers Named in Schedule I to the Securities Agreement described below

Ladies and Gentlemen:

       Nexell Therapeutics Inc., a Delaware corporation (the "Company"), as an inducement to and as part of the consideration for your purchase on this date of an aggregate of 63,000 shares of the Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock"), the Class A Warrants and the Class B Warrants (collectively, the "Warrants") of the Company pursuant to the Securities Agreement dated as of November 24, 1999 (the "Securities Agreement", words and phrases not otherwise defined herein having the meanings assigned thereto in the Securities Agreement) among each of you and the Company, and in compliance with the Securities Agreement, hereby represents and warrants to you as follows:

       1. Corporate Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own, lease and operate its properties and to conduct the business now being conducted by it, to enter into and perform each of the Operative Documents to which it is a party and to create, issue and sell the Series B Preferred Stock and the Warrants as contemplated in the Securities Agreement. Except as set forth in Annex I (Part
1), no approval of the stockholders of the Company or any of its Subsidiaries is required in connection with the consummation of the transactions contemplated by the Operative Documents. Each such approval has heretofore been obtained.

       2. Qualification to Do Business. The Company is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction wherein the nature of properties owned or leased or activities conducted by it makes such licensing or qualification necessary, except where the failure to so qualify could not be reasonably be expected to have a Material Adverse Effect.

       3. Subsidiaries. Annex I (Part 2) attached hereto states the name of each Subsidiary of the Company, its jurisdiction of incorporation and the percentage of its capital stock owned by the Company and/or each Subsidiary. Nexell of California, Inc. is the Company's only Material Subsidiary. Each such Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified and in good standing as a foreign corporation under the laws of each jurisdiction wherein the nature of the properties owned or leased or activities conducted by it make such qualification necessary, except where the failure to so qualify could not be reasonably be expected to have a Material Adverse Effect, and has all requisite power and authority to own and operate its properties and to

                                   EXHIBIT D

                           (to Securities Agreement)
conduct the business now being conducted by it. All of the outstanding shares of stock of each Subsidiary have been validly issued, are fully paid and nonassessable.

     4. Private Placement Memorandum. The information with respect to the Company and its Subsidiaries contained in the Private Placement Memorandum dated July, 1999, prepared by Lehman Brothers Inc. for use in connection with the placement of the Subject Securities, a copy of which has been furnished to you, is true and correct in all material respects, except that: (a) the term sheet set forth therein has been replaced by the final term sheet distributed on or about October 29, 1999; (b) the financial and other information contained therein has been updated by the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 1999 and September 30, 1999; (c) the references therein to the Company's arrangements with Baxter in the event the Put Rights are exercised are replaced by the Side Letter Agreement dated the Closing Date between the Company and Baxter; (d) the references to the Company's hiring of Baxter personnel in Europe has been updated to reflect the current status of such activities which has been discussed with you; and (e) the Company's Board of Directors has expanded to seven members. The Private Placement Memorandum, taken together with the matters set forth in the foregoing clauses (a) through
(e), is hereafter referred to as the "Private Placement Memorandum."

     5. Financial Statements. (a) The consolidated balance sheet of the Company and Subsidiaries as of December 31, 1998, and the related consolidated statements of operations and changes in shareholder' equity and cash flows for the fiscal year ended on said date, certified by KPMG LLP, independent public accountants, a copy of which has heretofore been delivered to you, were prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved and present fairly the financial position and results of operations and changes in their cash flows of the Company and consolidated Subsidiaries for and as at the end of each of such fiscal year.

     (b) The unaudited consolidated balance sheet and the unaudited consolidated statements of operations and cash flows of the Company and its consolidated Subsidiaries for the six-month period ended September 30, 1999, a true and correct copy of which has been furnished to you by the Company, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and present fairly the financial position and results of operations of the Company and its consolidated Subsidiaries for and as at the end of the respective periods set forth therein, subject to normal year-end audit adjustments.

     (c) Since December 31, 1998 there has been no change in the condition, financial or otherwise, of the Company and its consolidated Subsidiaries as shown on the consolidated balance sheet as of such date, except changes in the ordinary course of business, none of which individually or in the aggregate has been adverse and no condition or event has occurred which has had, or which could reasonably be expected to have, a Material Adverse Effect, it being understood that the Company's losses have continued since December 31, 1998.

     6. Indebtedness, Liens, Investments, etc. Annex I (Part 3) attached hereto correctly describes all Indebtedness, including all capitalized leases, operating leases and liens and encumbrances securing Indebtedness of the Company and its Subsidiaries outstanding on the Closing Date.

     7. Solvency and Consideration. (a) On the Closing Date, the Company is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and a present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become due and matured. The Company does not intend to incur, nor does it believe, that it will incur, debts beyond its ability to pay such debts as they become due. Neither the Company nor any of its Subsidiaries will be rendered insolvent by the execution, delivery and performance of its respective obligations under or in respect of the Securities Agreement, the Series B Preferred Stock, the Warrants and the Registration Rights Agreement. Neither the Company nor any of its Subsidiaries intends to hinder, delay or defraud its creditors by or through the execution, delivery or performance of its respective obligations under or in respect of the Securities Agreement, the Series B Preferred Stock, the Warrants and the Registration Rights Agreement.

     (b) There will be provided to the Company and each of its Subsidiaries a substantial economic benefit and adequate consideration for the execution and delivery of the Securities Agreement, the Series B Preferred Stock, the Warrants and the Registration Rights Agreement by the Company and its Subsidiaries because, among other reasons, the proceeds of the Series B Preferred Stock will be used in the manner set forth in paragraph 19 of this Closing Certificate and therefore will enhance the financial position of the Company and its Subsidiaries taken as a whole.

     8. Capital Stock; Stockholder Matters. The authorized, issued and outstanding Capital Stock of the Company and each Subsidiary is set forth in Annex I (Part 4) attached hereto. All of the outstanding Capital Stock of the Company and each Subsidiary has been validly issued and is fully paid and non-assessable and is subject to no liens and encumbrances. No Stockholders of the Company are entitled to any preemptive rights with respect to the Common Stock of the Company. Neither the Company nor any of its Subsidiaries has outstanding any warrants, options, convertible Securities or preemptive or other rights for the purchase, or is a party or is bound by any agreement or other instrument restricting or affecting the issuance, of capital stock of the Company or any of its Subsidiaries, other than the Certificate of Designation, the Warrants and as set forth in Annex I (Part 4(a)). The shares of Series B Preferred Stock which are to be issued and sold to you on the Closing Date will, upon the issuance to you, have the designations, preferences, qualifications, limitations, restrictions and such special and relevant rights as are set forth in the Certificate of Incorporation, the Certificate of Designation and the laws of the State of Delaware. The shares of Series B Preferred Stock upon issuance on the Closing Date, and the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and upon exercise of the Warrants, if and when converted or exercised in compliance with the terms and provisions of the Certificate of Designation or the Warrants, as applicable, will be validly issued, fully paid and nonassessable shares. Neither the Company nor any of its Subsidiaries or to the Company's knowledge any of their respective stockholders is a party to any agreement, document or instrument relating to voting or similar requirements with respect to actions taken or to be taken by the board of directors or stockholders of the Company or any Subsidiary, except as set forth in Annex I (Part 4(b)).

     9. Full Disclosure. Neither the financial statements referred to in paragraph 5 hereof nor the Securities Agreement, the Private Placement Memorandum or any other written statement furnished by the Company to you in connection with the negotiation of the sale of the Series B Preferred Stock, the Put Right Certificates and the Warrants, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to the Company or its Subsidiaries which the Company has not disclosed to you in writing which affects adversely the Company and its Subsidiaries nor, so far as the Company can now foresee could reasonably be expected to have a Material Adverse Effect, except as set forth in Annex I (Part 4(c)).

     10. Pending Litigation or Proceedings. There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or its Subsidiaries, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     11. Title to Properties; Leases. The Company and each of its Subsidiaries has good and marketable title to all Material property, real and personal, which each of them purports to own and good and valid leasehold interests in all property, real and personal, which it purports to lease as lessee, except certain defects affecting the Company's title to certain properties which do not individually or in the aggregate adversely affect the marketability of title or the use by the Company of such property for its intended purpose and such property is free of any Material lien or encumbrance. The Company and each of its Subsidiaries enjoy peaceful and undisturbed possession under all material leases of property leased as lessee, and all of such leases are valid, subsisting and in full force and effect.

     12. Patents, Trademarks and Licenses. Annex I (Part 5) attached hereto correctly describes all material Intellectual Property Rights and material Licenses owned or otherwise possessed by the Company and its Subsidiaries. The Company and each Subsidiary own or possess all the material Intellectual Property Rights and material Licenses, and have obtained all material Food and Drug Administration approvals, necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

     13. Sale is Legal and Authorized. The authorization, creation, issuance and sale of the Series B Preferred Stock and the Warrants and compliance by the Company with all of the provisions of the Operative Documents to which it is a party (a) are within the corporate powers of the Company, (b) have been duly authorized by all necessary corporate action on the part of the Company, and (c) are legal and will not conflict with nor result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon any property of the Company under the provisions of, any loan agreement, charter instrument, by-law or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of its properties may be subject. The shares of the

Series B Preferred Stock, the Warrants, the Securities Agreement and the Registration Right Agreement have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms and the shares of Series B Preferred Stock and the Warrants issued on this date are validly issued, fully paid and nonassessable.

     14. No Defaults. Neither the Company nor any Subsidiary is in default in the payment of principal or interest on any Indebtedness for borrowed money, nor is the Company or any Subsidiary in default under any Material instrument or instruments or agreements under and subject to which it has incurred any Indebtedness for borrowed money and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder. No waiver of any default in respect of any Indebtedness of the Company is currently in effect.

     15. Governmental Consent. Neither the nature of the Company, its business or property, nor any relationship between the Company and any other Person, nor any circumstances in connection with the offer, creation, issue, sale or delivery of the Series B Preferred Stock and the Warrants is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any stock exchange on the part of the Company in connection with the execution, delivery and performance of the Securities Agreement or the offer, creation, issue, sale or delivery of the Series B Preferred Stock or the Warrants, except for the filing of the Certificate of Designation described in Section 1 of the Securities Agreement, the filing with The NASDAQ Stock Market, Inc. of a NASDAQ National Market Notification Form for Listing of Additional Shares, and the filing of a Form D with the Commission.

     16. Employee Controversies. There are no material controversies pending or, to the knowledge of the Company, threatened or anticipated between the Company or any of its Subsidiaries, on the one hand, and any of their respective employees, on the other hand, and there are no labor disputes, grievances, arbitration proceedings or any strikes, work stoppages or slowdowns pending, or threatened, between the Company or any of its Subsidiaries, on the one hand and their respective employees and representatives on the other hand, which could reasonably be expected to have a Material Adverse Effect.

     17. Taxes. The Company has and each of its Subsidiaries has filed all Federal, State and other income tax returns which, to the best knowledge of the officers of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles.

     18. Private Offering. Neither the Company nor Lehman Brothers Inc. (the only Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering of the Subject Securities or any similar Security) has offered any of the shares of Series B Preferred Stock, the Put Right Certificates or the Warrants or any similar Security for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the Purchasers and 75 other institutional investors, each of whom is an "accredited investor" within the meaning of that term as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and was offered a portion of the shares of Series B Preferred Stock, the Put Right Certificates and the Warrants at private sale for investment. The Company agrees that neither the Company nor anyone acting on its behalf will offer the Series B Preferred Stock, the Put Right Certificates or the Warrants or any part of either thereof or any similar Securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Series B Preferred Stock, the Put Right Certificates and the Warrants within the provisions of Section 5 of the Securities Act.

     19. Use of Proceeds. The Company will apply all of the proceeds from the sale of the Subject Securities on the Closing Date to redeem in full the Company's 6-1/2% convertible subordinated debentures held by Baxter, to pay certain fees and expenses incurred in connection with the issue and sale of the Subject Securities and for other corporate purposes, and such proceeds will not be used for the purchase of securities in violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 CFR, Chapter 11.

     20. Restrictions on Distributions. Other than (a) the Credit Agreement dated June 30, 1999 between the Company and Baxter Healthcare Corporation (the "Baxter Credit Agreement") and (b) the Series A Preferred Stock, the Company is not a party to or bound by any contract, indenture, agreement, instrument, order of any court, or governmental agency (except the Delaware General Corporation
Law) rule or regulation, or any note, debenture, bond, or other security, which contains provisions expressly limiting or restricting payments by the Company on or in respect of shares of its capital stock of any class, including, without limitation, the Company's right and obligation to declare and pay the regular dividends on the Series B Preferred Stock pursuant to the provisions of the Certificate of Incorporation and the Certificate of Designation. The Company has obtained the written consent of Baxter Healthcare Corporation under the Baxter Credit Agreement and the Series A Preferred Stock to the payment of the regular dividends on the Series B Preferred Stock.

     21. ERISA. The consummation of the transactions contemplated in the Securities Agreement and compliance by the Company with the provisions thereof and of the other Operative Documents will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code. Each Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and (a) no Reportable Event has occurred and is continuing with respect to any Plan, (b) neither the Company nor any ERISA Affiliate has withdrawn from any Plan or Multiemployer Plan or instituted steps to do so, and
(c) no steps have been instituted to terminate any Plan. No condition exists or event or transaction has occurred in connection with any Plan which could reasonably be expected to result in the incurrence by the Company or any ERISA Affiliate of any material liability, fine or penalty. No Plan maintained by the Company or any ERISA Affiliate, nor any trust created thereunder, has incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA nor does the present value of all benefits vested under all Plans exceed, as of the last annual valuation date,

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

the value of the assets of the Plans allocable to such vested benefits. Neither the Company nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Purchaser.

     22. Compliance with Law. (a) Neither the Company nor any Subsidiary (i) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (ii) has failed to obtain any License necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal which default could reasonably be expected to have a Material Adverse Effect.

     (b) Without limiting the provisions of clause (a) of this paragraph 22, the Company is in compliance with all applicable Environmental Laws, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

     23. Investment Company Act. Neither the Company nor any of its Subsidiaries is, and neither of them is directly or indirectly controlled by, or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     24. Absence of Foreign or Enemy Status. Neither the Company nor any of its Subsidiaries, is, by reason of being a "national" of a "designated foreign country" or a "specially designated national" within the meaning of the Regulations of the Office of Foreign Assets Control, United States Treasury Department (31 C.F.R., Subtitle B, Chapter V), or subject to any restriction or prohibition under, or is in violation of, any federal statute or Presidential Executive Order, or any rules or regulations of any department, agency or administrative body promulgated under any such statute or Order, concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any property. Neither the sale of the Subject Securities by the Company hereunder nor its intended use of the proceeds thereof violates the Trading with the Enemy Act, as amended, or any of the foregoing foreign asset control regulations enabling legislation or executive orders relating thereto.

     25.  Put Agreement with Baxter. The Put Agreement dated as of November
24, 1999 between the Company and Baxter is in full force and effect, all conditions precedent required by Baxter to the issuance of the Put Right Certificates as provided in the Put Agreement have been satisfied without waiver and no default under the Put Agreement has occurred.

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

         In Witness Whereof, this Certificate is executed and delivered this ______ day of _______________, ____.


                                              Nexell Therapeutics Inc.


                                              By  /s/
                                                  ------------------------------
                                              Its ______________________________

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